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                                  EXHIBIT 23.2
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[LOGO] MCGLADREY & PULLEN
Certified Public Accountants






CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the reference to our firm in the caption "Experts" and to the use in the Offering of Common Stock on Form SB-2 filed with the Securities and Exchange Commission of our report dated January 23, 2004 on the consolidated financial statements of First Federal Financial Services, Inc. as of and for the year ended December 31, 2003.





Champaign, Illinois                                   McGLADREY & PULLEN, LLP
April 23, 2004








McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities.